UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

    LaBRANCHE & CO INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

May 10, 2010

Supplement To Definitive Proxy Statement dated April 8, 2010

Dear Stockholder:

On May 7, 2010, the Board of Directors of LaBranche & Co Inc. (the “Company”) amended the LaBranche & Co Inc. 2010 Equity Incentive Plan (the “Plan), which is the subject of “Proposal No. 2 – Approval of the LaBranche & Co Inc. 2010 Equity Incentive Plan” contained in the Company’s Definitive Proxy Statement dated April 8, 2010 (the “Proxy Statement”) and is attached as Appendix A to the Proxy Statement. The Proxy Statement relates to the 2010 Annual Meeting of Stockholders of the Company, which is to be held on Tuesday, May 18, 2010 at 9:00 a.m., Eastern Standard Time, at the Down Town Association, 60 Pine Street, New York, New York 10005.

The amendments reduced the maximum number of shares of common stock that may be delivered to participants under the Plan, subject to certain adjustments, from an aggregate of 4,500,000 shares to an aggregate of 2,000,000 shares. As a consequence, if the stockholders approve the Plan at the 2010 Annual Meeting or any adjournment or postponement thereof, the number of shares of common stock that may be delivered under the Plan will be 2,000,000 shares of common stock, not 4,500,000 as stated in the Proxy Statement.

To effect this amendment, Section 4 of the Plan, entitled “Share Limitations” will now read as follows:

4.	Share Limitations. Subject to adjustment pursuant to Section 14 hereof, the maximum number of shares of Common Stock that may be issued under the Plan is 2,000,000. The number of shares available for granting ISOs under the Plan shall not exceed 2,000,000 shares, subject to Section 14 hereof and the provisions of Sections 422 or 424 of the Code and any successor provisions, and all of the shares subject to the Plan may be ISOs. For this purpose, the following shares shall be deemed not to have been issued and shall be deemed to remain available for issuance: (a) shares covered by the unexercised portion of an option or stock appreciation right that terminates, expires or is canceled, (b) shares of restricted stock that are forfeited or repurchased in accordance with the terms of the award, (c) shares represented by restricted stock units or other-equity based awards that are forfeited, canceled or otherwise terminated, and (d) shares that are withheld in order to pay the purchase price for shares covered by any award or to satisfy the tax withholding obligations associated with any award under the Plan. Shares of Common Stock available for issuance under the Plan may be authorized and unissued, held by the Company in its treasury or otherwise acquired for purposes of the Plan. No fractional shares of Common Stock shall be issued under the Plan. The maximum number of shares of Common Stock with respect to which awards (including options and stock appreciation rights) may be granted under the Plan to any employee in any calendar year shall be 500,000 shares.

Consistent with this amendment, Appendix A is amended to reflect the amended Section 4, and references to the number “4,500,000” on page 20 of the Proxy Statement, under the heading “Stock Subject to the Plan” on page 22 of the Proxy Statement and under the heading “Board Approval of New Senior Executive Bonus Plan to Apply to 2010 and Thereafter” on page 44 of the Proxy Statement are amended to refer to “2,000,000.”

The amendments also revised certain provisions of the Plan to expressly prohibit repricing of any awards without prior approval of the Company’s stockholders. As a consequence, if the stockholders approve the Plan at the 2010 Annual Meeting or any adjournment or postponement thereof, under no circumstances will the Board of Directors or the Compensation Committee authorize a repricing of an award unless approved by the Company’s stockholders.

To effect this amendment, Section 6(g) of the Plan, entitled “Buy Out and Settlement” has been removed in its entirety, and Section 6(h) of the Plan, entitled “Limitation of Repricing of Options” replaces Section 6(g) and will now read as follows:

(g)	Limitation on Repricing of Options. Unless and to the extent otherwise approved by the Company’s stockholders, under no circumstances may the Board or the Committee authorize a Repricing (as hereinafter defined) of any outstanding options. For these purposes, a “Repricing” means any of the following (or any other action that has the same effect as any of the following): (i) amending the terms of an option to lower its exercise price, (ii) any other action that is treated as a repricing under generally accepted accounting principles, or (iii) canceling an option at a time when its exercise price is equal to or greater than the Fair Market Value of the underlying Common Stock, in exchange for another option, restricted stock, cash, or other equity award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction. A cancellation and exchange described in clause (iii) of the preceding sentence will be considered a Repricing regardless of whether the option, restricted stock or other equity is delivered simultaneously with the cancellation, regardless of whether it is treated as a repricing under generally accepted accounting principles, and regardless of whether it is voluntary on the part of the participant.

Additionally, references to “Section 6(h)” in Section 3(b) and in Section 6(c)(ii) of the Plan are amended to refer to “Section 6(g).”

Consistent with this amendment, Appendix A is amended to reflect the removal of Section 6(g) in its entirety, its replacement with the amended Section 6(h), and the amendment of Section 3(b) and Section 6(c)(ii) of the Plan to replace references to “Section 6(h)” with “Section 6(g).”

This supplement to the Proxy Statement should be read together with the Proxy Statement. No other provisions of the Plan or the Proxy Statement were amended, and the information contained in this supplement replaces and supersedes any inconsistent information in the Proxy Statement.

A copy of the proxy card is enclosed. If you have already voted or given your proxy on Proposal No. 2 and wish to change your vote on Proposal No. 2, or have not yet voted, you have the option to vote and submit your proxy by the Internet or by phone in accordance with the instructions set forth on your proxy card, or you may complete, date, sign and promptly return the accompanying proxy card, in the enclosed postage-paid, pre-addressed envelope provided for such purpose. Your last vote or proxy will be the vote or proxy used with respect to all proposals at the 2010 Annual Meeting of Stockholders. Voting instructions are included on the proxy card.

You do not have to take any action if you have previously voted your shares and do not wish to change your vote. Any stockholder that wants to vote on Proposal No. 2 may use either the proxy card included in the Proxy Statement or the proxy card included with this supplement.

If you have any questions or require voting assistance, please contact Morrow & Co., Inc., which is assisting the Board of Directors:

Morrow & Co., Inc.

telephone: (800) 662-5200 or (203) 658-9400

email: Labranche.info@morrowco.com

By Order of the Board of Directors

/s/ STEPHEN H. GRAY
STEPHEN H. GRAY Secretary